UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

(X)     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - July 21, 2003

PEOPLES FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	000-23863	23-2931852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street, Hallstead, PA 18822
(Address of Principal Executive Officer)
(570) 879-2175
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant
Not Applicable

Item 2. Acquisition or Disposition of Assets
Not Applicable

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events
                   Registrant files this Current Report on Form 8K to submit a copy of Registrant's Press Release of
Peoples Financial Services Corp., dated July 21, 2003, regarding six month figures and dividend declaration
Item 6. Resignations of Registrant's Directors
Not Applicable

Item 7. Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibit:
99 Press Release of Peoples Financial Services Corp. dated July 21, 2003, regarding six month figures and dividend announcement.

Item 8. Change in Fiscal Year
Not Applicable

Item 9. Regulation FD Disclosure
Not Applicable

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.
(Registrant)

/s/ Debra E. Dissinger
Dated July 21, 2003	By Debra E. Dissinger
Executive Vice President

EXHIBIT INDEX

		Page Number
		in Manually
Exhibit		Signed Original
99	Press Release of Peoples Financial Services	3
	Corp. dated July 21, 2003.

EXHIBIT 99

PRESS RELEASE

Peoples Financial Services Corp. Announces Six Month Net Income Figures and Declares Dividend

Net income as of June 30, 2003, was $2,572,000 compared to $1,936,000 in 2002. On a per share basis, for 2003 it was $0.814 vs. $0.615 in 2002. Return on average equity at June 30, 2003, was 1.47% compared to 1.22% at the same time in 2002.

Total assets were $363,631,000 on June 30, 2003, vs. $328,342,000 in 2002. Deposits at June 30, 2003, were $271,183,000 compared to $256,843,000 at June 30, 2002; and net loans were $225,846,000 compared to $208,622,000 at the same period in 2002.

A regular quarterly dividend of $0.16 per share was declared on July 1, 2003. The dividend will be paid on August 15, 2003, to shareholders of record on July 31, 2003.

Peoples Financial Services Corp., Hallstead, PA, is the parent company of Peoples National Bank, an independent community bank with eight offices. The branches are located in the Hallstead Shopping Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County; Nicholson, Tunkhannock, and Meshoppen in Wyoming County; and in Conklin, Broome County, NY.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission.